                                                                    Exhibit 11.1

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

PRIMARY EARNINGS PER SHARE

                                                 THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                    September 30,                     SEPTEMBER 30,
                                           ---------------------------------    ---------------------------
                                                   1997            1996            1997           1996
                                           -----------------    ------------    ------------    -----------
Weighted Average Common and Common
     Equivalent Shares:

Weighted Average Common Stock
     Outstanding During the Period                99,111,609      89,848,965      98,717,903     89,309,000

Weighted Average Common Equivalent
     Shares                                        3,408,077       6,082,222       2,790,815      7,040,703
                                           -----------------    ------------    ------------    -----------

                                                 102,519,686      95,931,187     101,508,718     96,349,703
                                           =================    ============    ============    ===========

Net income                                 $       6,969,000    $ 13,351,000    $ 11,952,000    $24,744,000
                                           =================    ============    ============    ===========

Net income per common share                $            0.07    $       0.14    $       0.12    $      0.26
                                           =================    ============    ============    ===========


FULLY DILUTED EARNINGS PER SHARE

                                                 THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                    September 30,                     SEPTEMBER 30,
                                           ---------------------------------    ---------------------------
                                                   1997            1996            1997           1996
                                           -----------------    ------------    ------------    -----------
Weighted Average Common and Common
     Equivalent Shares:

Weighted Average Common Stock
     Outstanding During the Period                99,111,609      89,848,965      98,717,903     89,309,000

Weighted Average Common Equivalent
     Shares                                        4,297,429       7,730,058       3,236,962      7,765,491
                                           -----------------    ------------    ------------    -----------

                                                 103,409,038      97,579,023     101,954,865     97,074,491
                                           =================    ============    ============    ===========

Net income                                 $       6,969,000    $ 13,351,000    $ 11,952,000    $24,744,000
                                           =================    ============    ============    ===========

Net income per common share                $            0.07    $       0.14    $       0.12    $      0.25
                                           =================    ============    ============    ===========